Securities and Exchange Commission
                  Washington, D.C.  20549

                          FORM 8-K

                      CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities
                   Exchange Act of 1934

     Date of report (date of earliest event reported)    May
                        24, 1996

                               First Interstate BancSystem
              of Montana, Inc.
          (Exact name of registrant as specified in its
                         charter)

                  Montana
       333-3250              81-0331430
     (State or other jurisdiction of             (Commission
                       (IRS Employer
     incorporation or organization)                File No.)
                       Identification No.)

      P.O. Box 30918, 401 North 31st Street, Billings, MT
                         59116-0918
     (Address of principal executive offices)
                               (Zip code)

          Registrant's telephone number, including area code
                   406/255-5300

                                                 Not
     applicable
       (Former name or former address, if changed since last
                             report)
Item 5.   Other Events

          Attached hereto as Exhibit 99 is the press release by First Interstate BancSystem of Montana, Inc. announcing its signing of a definative agreement with Wells Fargo & Company to purchase the First Interstate Bank of Montana, N.A. with offices in Kalispell, Great
               Falls and Cut Bank,  as well as the First
               Interstate Bank of Wyoming, N.A. with offices in Casper, Riverton, and Laramie.

     Item 7.   Financial Statements and Exhibits

          (c)       Exhibits

                         99        Copy of Press Release
                                        announcing First
                                        Interstate BancSystem of
                                        Montana, Inc.'s signing
                                        of a definative agreement
                                        with Wells Fargo &
                                        Company to purchase the
                                        First Interstate Bank of
                                        Montana, N.A. with
                                        offices in Kalispell,
                                        Great Falls and Cut Bank,
                                        as well as the First
                                        Interstate Bank of
                                        Wyoming, N.A. with
                                        offices in Casper,
                                        Riverton, and Laramie.



                         SIGNATURE

     Pursuant to the requirements of the Securities Exchange
     Act of 1934, the registrant
     has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on June 13, 1996.

                    FIRST INTERSTATE BANCSYSTEM OF MONTANA,
     INC.




                    By:   /S/ Terrill R. Moore

                          Terrill R. Moore
                          Senior Vice President and Chief
          Financial Officer
Exhibit 99



     FOR IMMEDIATE RELEASE
     MAY 28, 1996
     -----------------------------------------------------
     First Interstate BancSystem of Montana, Inc. (FIBM), a
     Billings-based bank holding company
     announced today that it had signed an agreement to purchase the First Interstate Bank of Montana,
     N.A. with offices in Kalispell, Great Falls and Cut
     Bank, as well as the First Interstate Bank of Wyoming, N.A. with offices in Casper, Riverton, and Laramie.

     According to FIBM President Tom Scott, "The First
     Interstate banks we are purchasing are owned by Wells Fargo Bank and were part of Wells' April 1,
     1996 acquisition of First Interstate
     Bancorp's 13 state operation. Our purchase is a major step that provides us with an opportunity to expand our presence in western Montana and southern
     Wyoming."

     He added, "The news that Wells Fargo was buying First
     Interstate was understandably confusing
     to many of our customers.  We are a privately owned
     Montana/Wyoming  company operating
     under a franchise agreement with First Interstate and therefore not included in the Wells
     Fargo/First Interstate transaction. As part of our agreement with Wells Fargo, we will keep the First Interstate Bank name."

     He concluded by saying "This acquisition is an opportunity for us to clarify our identity as a regional banking organization dedicated to serving our markets in Montana and Wyoming. We bring to these new markets a commitment to service that will meet or exceed our customers' expectations, and we will actively participate in making their communities a better place to live and work. We hope to retain the bank's existing employees and, in fact, add employees to provide a new level of service. We believe in local decision making, and we are confident that our customers will appreciate our bank's ability to respond to their needs and our commitment to the communities we serve."

     FIBM operates 13 Montana bank offices in Billings, Missoula, Bozeman, Livingston, Gardiner,
     Miles City, Colstrip, and Hardin, and 6 Wyoming offices in Sheridan, Gillette, Buffalo, and
     Greybull. FIBM reported year-end 1995 assets of $1.3 billion. With the acquisition of the 6 additional offices, FIBM's assets would reach approximately $1.9 billion. Regulatory application will be made immediately and approval is expected before year-end, 1996.



     FOR FURTHER INFORMATION CALL:
     Neil Klusmann, Vice President
     First Interstate BancSystem of Montana, Inc.
     (406)255-5308            FAX - (406)255-5350